Ex-99.11(b)

                         CONSENT OF INDEPENDENT COUNSEL

                                 [ LETTERHEAD ]

The Guardian Stock Fund, Inc.
201 Park Avenue South
New York, New York 10003


                                                                 April 27, 1998


Gentlemen and Ladies:


      We hereby consent to the reference to our name under the heading "Legal Opinions" in the Statement of Additional Information contained in Post-Effective Amendment No. 17 to the registration statement on Form N-1A for The Guardian Stock Fund, Inc. (File No. 2-81149) and to the filing of this consent as an exhibit to the registration statement.



                                        Very truly yours,



                                        VEDDER, PRICE, KAUFMAN & KAMMHOLZ


                                                 /s/ CATHY G. O'KELLY
                                        ----------------------------------------
                                                     Cathy G. O'Kelly